UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2021 (January 21, 2021)

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Simply, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

 2001 NW 84th Avenue

Miami, FL 33122
(Address of principal executive offices, including zip code)

(786) 254-6709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SIMP	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 21, 2021, Simply Mac, Inc., a wholly owned subsidiary of Simply, Inc. (the “Company”), entered into an unsecured promissory note (the “Short-Term Note”) with Taylor Capital LLC (“Taylor Capital”), as the lender.  Pursuant to the terms of the Short-Term Note, the Company borrowed $400,000 from Taylor Capital.  The Short-Term Note matures, and becomes due and payable in full, on April 21, 2021 together with a one-time fee of $20,000 plus accrued interest at the rate of 18% per annum compounded monthly.  In the event of default, in addition to the Loan Fee, interest shall accrue on the unpaid principal amount outstanding under the Short-Term Note at the rate of 36% per annum until it is repaid in full.  The Short-Term Note contains other customary terms and conditions for an agreement of its type.  Taylor Capital is wholly owned by Kevin Taylor, the chairman of the Company’s Board of Directors.  The transaction was approved by both the board of directors and audit committee of the Company, with Mr. Taylor abstaining.

The foregoing description of the Short-Term Note does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Unsecured Promissory Note issued January 21, 2021 by Simply Mac, Inc. in favor of Taylor Capital LLC with a principal face amount of $400,000.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simply, Inc.
Date:	January 26, 2021	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Chief Financial Officer